Exhibit 107
CALCULATION OF FILING FEE TABLE
S-3
(Form Type)

Viatris Inc
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Debt	4.250% Senior Notes due 2033	Rule 457(r)	$751,595,000.00	99.739%	$749,633,337.05	0.00013810	$103,524.36
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts						$749,633,337.05		$103,524.36
	Total Fees Previously Paid								N/A
	Total Fee Offsets								N/A
	Net Fee Due								$103,524.36

1
The U.S. dollar equivalent of the amount registered has been calculated using the Euro/U.S. dollar exchange rate of €1/U.S. $1.1563 as reported by Bloomberg L.P. as of 9:00 a.m., London time, on June 12, 2026.